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                                                                    Exhibit 10.2

                           TRADEMARK LICENSE AGREEMENT

      This Trademark License Agreement (the "AGREEMENT"), dated as of February 24, 2003 (the "EFFECTIVE DATE") is made by and between dELiA*s Brand LLC, a Delaware limited liability company, located at 435 Hudson Street, New York, New York 10014 ("LICENSOR") and dELiA*s Corp., a Delaware Corporation located at 435 Hudson Street, New York, New York 10014 ("LICENSEE").

      WHEREAS Licensor is the owner of the trademarks listed on Schedule A ("the Licensed Marks");

      WHEREAS Licensee desires a license to use the Licensed Marks in connection with its business, and Licensor desires to grant such a license to Licensee;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS


   1. TRADEMARK OWNERSHIP.

      1.1 Licensee acknowledges and agrees that Licensor is the sole and exclusive owner of the entire right, title, and interest (including any and all accompanying goodwill) in and to the Licensed Marks. All goodwill developed in the Licensed Marks through Licensee's use will inure to the sole benefit of Licensor.

      1.2 During the Term and thereafter, Licensee will not challenge or otherwise contest, either offensively or defensively, (i) the validity, ownership or enforceability of the Licensed Marks or Licensor's copyrights or other intellectual property rights, (ii) any of Licensor's current or subsequent registrations or applications for registration of the Licensed Marks or (iii) Licensor's exclusive right to own and register the Licensed Marks within and outside the Licensed Territory.

      1.3 Licensee will not directly or indirectly apply for or attempt to register for itself or others any of the Licensed Marks or any logos within or outside the Licensed Territory except as provided in Section 6.

      1.4 Licensee will cooperate with Licensor to achieve as good a reputation and press as possible for the Licensed Marks and Licensed Products. Licensee understands and acknowledges the meanings of counterfeit goods, diverted goods and parallel goods and Licensee will use all commercially reasonable means to prevent the creation of any such goods by its employees, agents, representatives and any others operating under its direction, supervision or control. Licensee will reasonably cooperate with Licensor to prevent unlawful use of the Licensed Marks, including without limitation counterfeiting, and to prevent diversion of Licensed Products outside the Licensed Territory and/or Permitted Channels of Trade. Licensor will have the right, but not the obligation, to institute legal action or take any other actions that it deems necessary to protect its interest in the Licensed Marks, and Licensee will fully cooperate with Licensor in any such action.

      1.5 Licensee recognizes the great value of the publicity and goodwill associated with the Licensed Marks and, in such connection, acknowledges that such goodwill belongs exclusively to Licensor, and that the Licensed Marks have acquired secondary meaning in the minds of the purchasing public.

      1.6 Licensee agrees that it will use the Licensed Marks only within the scope of the License, and that all other uses of the Licensed Marks are prohibited.

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      1.7 Licensee expressly acknowledges that Licensor is entering into a license agreement (the "Master License") with JLP Daisy LLC, a Delaware limited liability company (the "Master Licensee") that permits it to use the Licensed Marks to advertise, promote and market the Licensed Products in any medium in the Licensed Territory, and to sublicense to permitted sublicensees (as defined in the Master License) the right to use the Licensed Marks during the Term in connection with the manufacture, sale and distribution of the Licensed Products within the Permitted Channels of Trade in the Licensed Territory (as those terms are defined in the Master License), and advertising, marketing and promotion incidental thereto, and that the activities of Licensor and the Master Licensee in accordance with the terms and conditions of the Master License are not in any way violative of this Agreement.

   2. TERM.

      The "Term" of this Agreement will be perpetual. Notwithstanding the foregoing, the Term may be terminated earlier pursuant to Section 13.2.

   3. GRANT OF LICENSE.

      3.1 Licensor hereby grants to Licensee (a) a non-exclusive, royalty-free license to use the Licensed Marks as trademarks in the Territory in connection with the manufacture, distribution, marketing, promotion, advertising, and sale of Licensed Products, but only to be sold through catalogs, Internet sales, mail-order, and other direct marketing methods, as well as dELiA*s-branded retail stores and affiliate programs; (b) an exclusive, royalty-free license, including the right to sublicense, to use the Licensed Marks as trademarks and service marks in the Territory in connection with the operation of Licensee's business, namely, the business as heretofore conducted by dELiA*s Corp. and its subsidiaries, including the operation of dELiA*s-branded specialty retail stores, commercial Internet websites, affiliate programs and catalogs marketing apparel, accessories and home furnishings principally to teenage girls and young women; and (c) a non-exclusive, royalty-free license, including the right to sublicense, to manufacture, sell, distribute, advertise, promote, and market Licensed Products bearing the dELiA*s Artwork (as defined below) in the Territory, and to reproduce and distribute advertising, marketing and promotional materials that include the dELiA*s Artwork through catalogs, Internet sales, mail-order, and other direct marketing methods, as well as dELiA*s-branded retail stores and affiliate programs, all subject to the terms conditions of this Agreement. "dELiA*s Artwork" means any copyrightable artwork developed by Licensor and used by Licensor and/or Licensee or its Affiliates on or in connection with the advertising and sale of Licensed Products.

      3.2 As part of the License granted in Section 3.1, Licensor grants Licensee the right to use all logos and designs associated with the Licensed Marks. Licensee will not use any other logos, designs, or other artwork in conjunction with the Licensed Marks unless approved by Licensor in advance, such approval not to be unreasonably withheld.

      3.3 To the extent that a Secured Transferee has a security interest in the Member's Membership Interest, and in the event of foreclosure upon such security interest, such Secured Transferee that forecloses upon the Member's Membership Interest shall be entitled only to the economic benefits of the Member's Membership Interest and, except to the limited extent necessary to cause distributions to be paid in accordance herewith, such transfer will not confer any voting rights on such Secured Transferee absent the written consent of the Special Manager; PROVIDED, HOWEVER, that if such Secured Transferee elects to sell such Membership Interest following a foreclosure the purchaser thereof shall be entitled to all the rights and benefits associated with such Membership Interest; PROVIDED, FURTHER, that if such a sale occurs prior to the Expiration Date, the consummation of such sale shall be expressly conditioned upon the survival of all the rights afforded to the Special Manager in this Agreement.

      3.4 Licensee will not sell, and will not allow any of its sublicensees to sell, any Licensed


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Product in any wholesale or retail store transaction in the Licensed Territory other than sales in owned stores or close-outs, PROVIDED that revenues with respect to any third-party closeouts will not exceed (x) 15% of revenues generated by sales of watches, (y) 25% of revenues generated by sales of sunglasses and (z) 10% of revenues generated by sales of all other goods (by product category), in each case on an annual basis.


   4. EFFORTS.

      During the Term, Licensee will use best efforts to use the Licensed Marks in a professional manner in order to preserve and enhance Licensor's goodwill associated with the Licensed Marks.


   5. LICENSED PRODUCTS:

      The "Licensed Products" are those goods listed on Schedule B.


   6. TERRITORY.

      The "Territory" is all countries and territories worldwide. Before using the Licensed Marks on any Licensed Products in any territory in which Licensor has not yet obtained a trademark registration for the Licensed Marks ("New Territory"), Licensee will notify Licensor of Licensee's intention to enter into the New Territory in sufficient time for Licensor to make any and all necessary or appropriate filings for trademark or other protection in the New Territory. Licensor will make such filings as Licensor, in its sole discretion, deems appropriate. Licensee will fully cooperate with Licensor as Licensor may request in furtherance of Licensor's application, prosecution, or registration of any such filings. If Licensor notifies Licensee that Licensor declines to file, maintain, or renew an application or registration in any New Territory, Licensee will be entitled to file, maintain, and/or renew such applications or registrations, at Licensee's expense, in the name of and on behalf of Licensor provided such filing is (1) limited to the Licensed Products, (2) is made with prior written notice to Licensor in each instance, and (3) Licensor is informed of such applications and any resulting registrations and, upon its request, is provided copies of the documents filed by any person in connection therewith. Other than as expressly provided for in this section, Licensee agrees that it will not directly or indirectly make application for or aid others to seek trademark registrations in any state, country, or territory of any mark or design that includes any of the Licensed Marks. All registrations, goodwill, and uses by Licensee of or for any of the Licensed Marks in any New Territory will inure to the exclusive benefit of Licensor.


   7. QUALITY CONTROL

      7.1 Both parties understand and agree that it is necessary for Licensor to maintain reasonable control over the use of the Licensed Marks by Licensee to avoid abandonment of the Licensed Marks and to maintain and enhance the goodwill associated with the Licensed Marks. The parties agree that the Licensed Products must meet or exceed Licensor's high quality standards, including the product quality standards currently in place for products bearing the Licensed Marks, and that the style, appearance and quality of the Licensed Products will be consistent with such standards, and that Licensee will comply in all material respects with all laws governing the use of the Licensed Marks and the provision of the goods and services under the Licensed Marks.

      7.2 Upon reasonable notice to Licensee, Licensor may require Licensee to send to Licensor (i) representative samples of advertising and promotional materials bearing the Licensed Marks, and (ii) other documents as may be reasonably requested by Licensor that may permit Licensor to determine


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whether the use of the Licensed Marks meets the standards, specifications and directions set forth above.

      7.3 (a) Licensee represents that Licensee will require the Licensed Products to be manufactured, marketed, sold and distributed in accordance with all applicable laws, regulations and safety codes worldwide and in compliance with any regulatory or governmental agency that has jurisdiction over such matters. Licensee represents and warrants, and will require each of its sublicensees to represent and warrant, that the proper use of the Licensed Products will not cause any harm or injury to any person or property. Licensee additionally represents and warrants and covenants, and will require each of its sublicensees to represent and warrant and covenant that it does not and will not engage in any activity that would violate any applicable labor law, rule, regulation or practice, or engage in any form of discrimination based on race, color, religion, sex, sexual orientation or national origin, and Licensee will, and will require in its agreements with its sublicensees and any subcontractors that such persons comply, and Licensee will cause its officers, employees and agents to comply, with applicable labor laws, rules, regulations and practices, and not to engage in any form of discrimination based on race, color, religion, sex, sexual orientation, national origin or other prohibited basis.

            (b) Licensee represents and warrants that its performance under this Agreement will not violate any applicable law, rule or regulation. Licensee represents and warrants that it has not violated and will not violate the Foreign Corrupt Practices Act. Licensee will not by act or omission breach any agreement to which it is a party relating to the Licensed Products. Licensee agrees that it will not sublicense to any individual or entity that is in violation of any applicable laws. Licensee will provide Licensor with copies of all government filings relating to the Licensed Marks or the Licensed Products before Licensee makes any such filings. Licensor will have the right to instruct Licensee to modify the content of such filings; provided, that, Licensor will comply with governing laws in all respects and will not impede Licensee from complying with such laws. Licensee agrees that it will not engage, and will require its sublicensees not to engage, in tying practices, illegal restraints of trade, or selling practices that exclude any members of the retail trade for any reasons other than poor credit history, known lack of integrity or disregard for rights of Licensor and/or any of its Affiliates.

      7.4 If Licensee engages in advertising or promotion of the Licensed Products or the Licensed Marks, Licensee will do so in a manner that will enhance the goodwill associated with the Licensed Marks.

      7.5 Licensee will provide at Licensor's reasonable request during normal business hours all internal design patterns, colors and coordination information.


   8. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

      8.1 Licensee hereby grants, transfers and assigns to Licensor, irrevocably, throughout the world and in perpetuity, all rights of copyright in and to any and all materials and works authored or created by or for Licensee under the License (including without limitation under any sublicense of the Licensed Marks except as provided in Section 8.2(b) or otherwise in the course of Licensee's performance under this Agreement, in each case related to the Licensed Marks (all such works and derivatives thereof hereinafter referred to as "Works"), and all rights of copyright in and to any Work. For purposes hereof, the Works include without limitation all artwork, designs, prototypes, packaging, and promotional material of or for Licensed Products. Licensor will own all rights of copyright in and to the Works whether or not such Works were approved by Licensor, or ultimately manufactured, distributed, sold and/or promoted. Licensee will never apply to obtain a copyright registration anywhere in the world covering any Work. If Licensee engages any third parties to create or author any Work, Licensee will cause each such third party to agree that all rights, including rights of copyrights, in and to the Work will be owned by Licensor and will cause each such third party to execute documents necessary to reflect that ownership status, including without limitation assignment and/or recordation documents. At the request of Licensor, Licensee will execute all documents confirming Licensor's


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rights in and to the Works including without limitation assignments of copyright in form and substance satisfactory to Licensor. If Licensee will fail or refuse to sign any such documents, then Licensor will be entitled to sign such documents for and on behalf of Licensee and, for this purpose, Licensee hereby irrevocably appoints Licensor its attorney-in-fact with power of substitution to sign all such documents as may be required. This power of attorney is coupled with an interest and is irrevocable.

      8.2 (a) Licensee will require that each sublicensee will be required to grant, transfer and assign to Licensor, irrevocably, throughout the world and in perpetuity, all rights of copyright in and to any and all artwork authored or created by or for such sublicensee and used on Licensed Products (all such works and derivatives thereof hereinafter referred to as "Sublicensee Artworks"), and all rights of copyright in and to any Sublicensee Artworks. Licensor will own all rights of copyright in and to the Sublicensee Artworks that are used on Licensed Products that are manufactured, distributed, sold and/or promoted, even if not specifically approved by Licensor. Licensor will also own all rights of copyright in and to the Sublicensee Artworks that are specifically approved by Licensor, even if such Sublicensee Artworks are not ultimately used on Licensed Products that are manufactured, distributed, sold and/or promoted. Licensee will require that no sublicensee ever apply to obtain a copyright registration anywhere in the world covering any of such Sublicensee Artworks. Licensee will further require that if any sublicensee engages any third parties to create or author any such Sublicensee Artworks, such sublicensee will require each such third party to agree that all rights, including rights of copyrights, in and to such Sublicensee Artworks will be owned by Licensor and will require each such third party to execute documents necessary to reflect that ownership status, including without limitation assignment and/or recordation documents. At the request of Licensor, such sublicensee will execute all documents confirming Licensor's rights in and to such Sublicensee Artworks including without limitation assignments of copyright in form and substance satisfactory to Licensor. If any sublicensee fails or refuses to sign any such documents, then Licensor will be entitled to sign such documents for and on behalf of such sublicensee and, for this purpose, the applicable sublicense will irrevocably appoint Licensor as attorney-in-fact for such sublicensee with power of substitution to sign all such documents as may be required, which power of attorney will be coupled with an interest and be irrevocable.

            (b) Licensee will require that each sublicensee will be required to grant, transfer and assign to Licensor, irrevocably, throughout the world and in perpetuity, all rights of copyright in and to any and all materials and works (other than Sublicensee Artworks) authored or created by or for such sublicensee specifically and uniquely for or relating to the Licensed Marks or any Licensed Products (all such works and derivatives thereof hereinafter referred to as "Sublicensee Works"), and all rights of copyright in and to any Sublicensee Works; provided, however, that Licensor's right to enforce its copyrights in Sublicensee Works against such sublicensee is predicated in each case upon Licensor's using commercially reasonable efforts to pursue its remedies against all actual third-party infringers (it being understood that, so long as Licensor is acting in a commercially reasonable manner, Licensor will not be required to pursue the same remedy against every such infringer, only that Licensor pursue a remedy). For purposes hereof, the Sublicensee Works include all designs, silhouettes, prototypes, packaging, and promotional material authored or created by or for such sublicensee specifically and uniquely for or relating to the Licensed Marks or any Licensed Products; provided, however, that the Sublicensee Works will not include any designs, silhouettes, prototypes, packaging and promotional material that are generic in nature or that are then being used by any other person or entity in the same industry. Licensor will own all rights of copyright in and to the Sublicensee Works that are used on Licensed Products that are manufactured, distributed, sold and/or promoted, even if not specifically approved by Licensor. Licensor will also own all rights of copyright in and to the Sublicensee Works that are specifically approved by Licensor, even if such Sublicensee Works are not ultimately used on Licensed Products that are manufactured, distributed, sold and/or promoted. Licensee will require that no sublicensee ever apply to obtain a copyright registration anywhere in the world covering any of such Sublicensee's Works. Licensee will further require that if any sublicensee engages any third parties to create or author any such Sublicensee's Works, such sublicensee will require each such third party to agree that all rights, including rights of copyrights, in and to such Sublicensee Works will be owned by Licensor and will require each such third party to execute documents necessary to reflect that ownership status, including without limitation assignment and/or recordation documents. At the request of Licensor, such sublicensee will execute all documents confirming Licensor's rights in and to such Sublicensee Works including without

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limitation assignments of copyright in form and substance satisfactory to
Licensor. If any sublicensee fails or refuses to sign any such documents, then Licensor will be entitled to sign such documents for and on behalf of such sublicensee and, for this purpose, the applicable sublicense will irrevocably appoint Licensor as attorney-in-fact for such sublicensee with power of substitution to sign all such documents as may be required, which power of attorney will be coupled with an interest and be irrevocable.

   9. WARRANTIES AND REPRESENTATIONS:

      9.1 Licensee represents and warrants that its performance under this Agreement will not violate any applicable law, rule or regulation. Licensee represents and warrants that it has not violated and will not violate the Foreign Corrupt Practices Act. Licensee will not by act or omission breach any agreement to which it is a party relating to the Licensed Products. Licensee agrees that it will not sublicense to any individual or entity that is in violation of any applicable laws. Licensee will provide Licensor with copies of all government filings relating to the Licensed Marks or the Licensed Products before Licensee makes any such filings. Licensor will have the right to instruct Licensee to modify the content of such filings; provided that Licensor will comply with governing laws in all respects and will not impede Licensee from complying with such laws. Licensee agrees that it will not engage, and will require its sublicensees not to engage, in tying practices, illegal restraints of trade, or selling practices that exclude any members of the retail trade for any reasons other than poor credit history, known lack of integrity or disregard for rights of Licensor and/or any of its Affiliates.


      9.2 Licensee will not at any time do any act or thing that may in any way impair or diminish the value of any of the Licensed Marks or the exclusive ownership rights and interests of Licensor therein. Licensee will not, by any act or omission, use any Licensed Mark in any manner that may tarnish, degrade, disparage or reflect adversely on Licensor, its business or reputation, or the Licensed Products. Licensee will not, by any act or omission, take any other action that damages Licensor's reputation or that reflects negatively upon Licensor or any of the Licensed Marks or Licensed Products.

      9.3 Each Party will promptly notify the other if any legal action has been or is likely to be instituted against the notifying Party relating to the Licensed Marks, including by immediately forwarding to the other party's attention copies of all documents directly relevant to such commenced or possible legal action. If, for any reason, Licensee is prevented from using any Licensed Mark, in any country, such will not be deemed a breach or default by Licensor hereunder and Licensor will not be liable to Licensee on account thereof.


   10.      INDEMNIFICATION AND INSURANCE.

      10.1  INDEMNITY.

      (a) Licensee will indemnify, defend (by counsel reasonably approved by Licensor) and hold harmless Licensor and its officers, directors, stockholders, Affiliates, agents, employees and other representatives (each a "Licensor Indemnitee") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to (1) Licensee's use of any of the Licensed Marks in a manner not permitted by this Agreement, (2) alleged defects or other problems with any of the Licensed Products manufactured, marketed, sold or distributed by Licensee,
(3) Licensee's promotion, advertising or other use of any of the Licensed Marks or Licensed Products that has not been approved by Licensor in accordance with the terms of this Agreement, (4) Licensee's transactions with third parties and/or the operation of its business in connection herewith and/or (5) inconsistencies (not previously approved by Licensor) between this Agreement and any sublicense agreement entered into by Licensee with a sublicense; and/or (6) any use of any Licensed Product


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in conjunction with any new trademark being sought during the period prior to the date such new trademark's registration is granted. If Licensee fails to promptly indemnify and defend such claims and/or pay a Licensor Indemnitee's expenses, as provided above, such Licensor Indemnitee will have the right to defend itself, and in that case, Licensee will reimburse such Licensor Indemnitee for all of its costs, damages and reasonable attorneys' fees incurred in settling or defending such claims within 15 days of each of such Licensor Indemnitee's written requests. Licensee may not settle any such claim without a Licensor Indemnitee's prior written consent, which consent will not be unreasonably withheld.

      (b) Licensor will indemnify, defend (by counsel reasonably approved by Licensee) and hold harmless Licensee and its officers, directors, stockholders, Affiliates, agents, employees and other representatives (each a "Licensee Indemnitee") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to (1) the use of the Licensed Marks in accordance with this Agreement by Licensee or any of Licensee's sublicensees, (2) alleged defects or other problems with any products manufactured, marketed, sold or distributed by Licensor, unless such product is a Licensed Product manufactured by a one of Licensee's sublicensees pursuant to a sublicense entered into pursuant to this Agreement, (3) failure by Licensor to transfer or maintain the Licensed Marks,
(4) failure by Licensor or its Affiliates to make any payment to one of Licensee's sublicensees for merchandise purchased by Licensor from such sublicensee pursuant to a sublicense entered into pursuant to this Agreement. If Licensor fails to promptly indemnify and defend such claims and/or pay a Licensee Indemnitee's expenses, as provided above, such Licensee Indemnitee will have the right to defend itself, and in that case, Licensor will reimburse such Licensee Indemnitee for all of its costs, damages and reasonable attorneys' fees incurred in settling or defending such claims within 15 days of each of such Licensee Indemnitee's written requests. Licensor may not settle any such claim without a Licensee Indemnitee's prior written consent, which consent will not be unreasonably withheld.

      10.2 INSURANCE. Licensee will (and will cause each of its sublicensees), at its sole expense, to procure and maintain during the Term (a) general business liability insurance covering the manufacture, marketing, sale and distribution of Licensed Products in the Licensed Territory, with a combined limit of not less than $10,000,000 (which can include coverage under an umbrella policy), and (b) product liability insurance covering the manufacture, marketing, sale and distribution of Licensed Products in the Licensed Territory and any defect or unsafe feature of such Licensed Products, with a combined limit of not less than $10,000,000. Licensee will (and will cause each of its sublicensees) to (i) have Licensor named as an additional insured and loss payee on all such insurance policies and (ii) ensure that such insurance policies provide that Licensor will be given at least 30 days' prior written notice regarding the cancellation, non-renewal or other endorsement restricting or reducing coverage under such policies. The insurance policies specified by this
Section 10.2 will be issued by insurance companies with an AAA rating or better according to Best's Insurance Reports.


   11.      CONFIDENTIALITY

      The Parties agree that during the performance of this Agreement, each Party may disclose to the other, and to Licensee's sublicensees, on a need-to-know basis subject to appropriate confidentiality agreements, confidential information regarding its business, including financial data, marketing information, methods of doing promotions and sponsorships, research and development activities, accounting information, customer, supplier, vendor and other contact lists and other proprietary information which constitute trade secrets of a Party (collectively "Confidential Information"). The Confidential Information of a Party may be marked and designated in writing as "Confidential" or "Proprietary" or any information which normally would be categorized as confidential. The Parties will not disclose, copy, modify, distribute or otherwise transfer the other Party's Confidential Information, or any part thereof, to any other Person. The obligations and restrictions herein will not apply to Confidential Information that falls within any of the following exceptions, provided a receiving Party proves by credible written evidence that such information:


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      (a)   is or becomes part of the public domain through no fault of a receiving Party;

      (b) was known by a receiving Party prior to the disclosure by the other Party;

      (c) was independently developed by or for a receiving Party completely apart from the disclosures hereunder;

      (d) has been properly received from a third party who is not under any obligation to maintain the confidentiality of such information, and without breach of this Agreement by a receiving Party; and/or

      (e) is released pursuant to a court order or otherwise required by law (including without limitations as required under federal or state securities laws), provided that the receiving Party immediately notifies the disclosing Party of such court order or legal requirement, and gives the disclosing Party a reasonable opportunity and cooperates with the disclosing Party to contest, limit or condition the scope of such required disclosure.

      If a receiving Party wishes to rely on the exceptions contained in subparagraphs (b), (c) or (d) above, then the receiving Party must demonstrate to the disclosing Party the facts underlying why the exception applies within 30 days of receipt of the Confidential Information from the disclosing Party. The Parties have the right to disclose the other's Confidential Information to their Affiliates, and their respective employees or agents who have a specific need to know to perform the obligations hereunder, but such Parties will be responsible for all of their respective employees' actions. Licensor may disclose Licensee's Confidential Information to its Master Licensee (as defined in Section 1.7) provided such disclosure is made pursuant to and subject to the confidentiality provisions in the Master License and is designated "Confidential Information" under the Master License. Except as provided above, each Party will use the other's Confidential Information only to properly fulfill their obligations hereunder, and not for any other purpose. Upon either Party's request, the other Party will return to the requesting Party the originals and all copies of the requesting Party's Confidential Information within 10 days of such request.


   12.      ASSIGNMENT.

      Licensee may not assign this Agreement or its rights to the Licensed Marks without prior written consent of Licensor.


   13.      BREACH AND TERMINATION.

      13.1 If Licensee breaches in any material way any material provision of this Agreement, Licensee will be deemed to be in default under this Agreement. In such event, Licensee will have 30 days from the date of Licensor's or Master Licensee's notice setting forth with specificity such default to Licensee in which to commence to cure such default. If Licensee fails to commence to cure such default to Licensor's reasonable satisfaction within the cure period, Licensor will be entitled to exercise all rights against Licensee at law or equity, but not including termination, which can only be effected pursuant to
Section 13.2. Master Licensee shall have the remedies as set forth in the Master License Agreement.

      13.2 This agreement can only be terminated by Licensor if Licensee willfully or recklessly commits or authorizes any act in connection with the advertising, sale, distribution, or promotion of the Licensed Products that has a material adverse effect on the value of any of the Licensed Marks, and if Licensee fails to commence to cure such material adverse effect to Licensor's reasonable satisfaction within 30 days of receipt of Licensor's notice setting forth with specificity such acts and such material adverse effect.


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      13.3 Upon termination of this Agreement pursuant to Section 13.2, this
License will automatically revert to Licensor, and Licensee will thereafter immediately cease and refrain from using in any way the Licensed Marks or any confusingly similar name or mark.

      13.4 Upon the expiration or termination of this Agreement, Licensee will have the limited right to sell and distribute its remaining inventory of Licensed Products and/or complete and distribute its work in process of Licensed Products which existed as of the date of expiration for a period of ninety (90) days following the expiration date.

      13.5 Both Parties agree that Licensor or Licensee will be irreparably harmed and money damages would be inadequate compensation if either breaches any provision of this Agreement. Accordingly, in addition to any other right or remedy available to it, Licensor or Licensee, as the case may be, will be entitled to an injunction restraining any breach or threatened breach of this Agreement by the other and to specific performance of any provision of this Agreement, and in either case no bond or other security will be required in connection therewith, and Licensee or Licensor, as the case may be, hereby consents to the issuance of any such injunction and to the ordering of specific performance. This Section 13.5 and all other provisions of this Agreement that protect the Licensed Marks will survive any termination or expiration of this Agreement.


   14.      CONSENTS AND APPROVALS

      No consent or approval required under this Agreement will be unreasonably withheld, conditioned or delayed. Every proposed use of any Licensed Mark submitted to Licensor for its approval must be approved or rejected by Licensor within 10 days of such submittal or such use will be deemed approved. Any rejection of any proposed use of a Licensed Mark must state in reasonable detail the basis for such rejection.


   15.      GOVERNING LAW.

      This Agreement will be interpreted and enforced under the laws of the State of New York, without application of its conflicts or choice of law rules. Both Parties irrevocably submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York for any action or proceeding regarding this Agreement, and both parties waive any right to object to the jurisdiction or venue of the federal and state courts in the Borough of Manhattan, City of New York.


   16.      WAIVER.

      The failure of either party to enforce any of its rights hereunder or at law will not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other party, unless such waiver is in writing and signed by the party to be charged.


   17.      COUNTERPARTS.

      This Agreement may be executed in several counterparts that together will be originals and constitute one and the same instrument.


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   18.      SEVERABILITY.

      If any one or more of the provisions contained herein, or the application thereof in any circumstance or in any jurisdiction, is held invalid, illegal or unenforceable in any respect for any reason, the Parties will negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and in every other jurisdiction and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties will be enforceable to the fullest extent permitted by law.


   19.      ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written. This Agreement may be modified or amended only by a writing signed by both Licensor and Licensee.

      IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto has duly executed this agreement as of the date first written above.



LICENSOR:                                 LICENSEE:
dELiA*s BRAND LLC                         dELiA*s Corp.

By: dELiA*s CORP, Sole Member

   By: /s/ Stephen Kahn                   By:   /s/ Stephen Kahn
      --------------------------              ------------------------------
   Name:  Stephen Kahn                    Name:  Stephen Kahn
   Title: Chairman and Chief Executive    Title: Chairman and Chief Executive
           Officer                                Officer


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